Exhibit 99.9

October 24, 2024

Premium Nickel Expands Selebi North Deposit with Discoveries of New Mineralization Beyond Initial Mineral Resource Estimate

View Core Photos Page Here

Toronto, Ontario--(Newsfile Corp. - October 24, 2024) - Premium Nickel Resources Ltd. (TSXV: PNRL) (“PNRL” or the “Company”) announces deposit expansion and high-grade assay results for a further three holes and assays pending for one hole all drilled outside of the initial Mineral Resource Estimate (“MRE”) wireframe at its past-producing nickel-copper-cobalt sulphide (“Ni-Cu-Co”) Selebi North underground (“SNUG”) mine in Botswana. Drill core photos for all highlighted holes released to date, including the holes reported herein, are accessible by Clicking Here and can also be found on the Company’s website at www.premiumnickel.com.

Assay highlights include:

●	SNUG-24-096-W1: South Limb - deepest intersection drilled to date and located 100 meters down plunge of SNUG-24-089 and outside the National Instrument 43-101 (“NI 43-101”) Inferred Resource

●	12.90 metres of 4.12% CuEq or 2.00% NiEq (1.54% Cu, 0.95% Ni, 0.05% Co)

●	and 24.50 metres of 2.17% CuEq or 1.05% NiEq (0.72% Cu, 0.67% Ni, 0.04% Co)

●	SNUG-24-102 extension: N2 outside the NI 43-101 Inferred Resource

●	17.00 metres of 2.02% CuEq or 0.98% NiEq (0.67% Cu, 0.64% Ni, 0.03% Co)

●	incl. 8.10 metres of 2.42% CuEq or 1.17% NiEq (0.78% Cu, 0.82% Ni, 0.04% Co)

●	SNUG-24-114: South Limb infill drilling targeting re-classification of Inferred to Indicated Resources, and N2 outside the NI 43-101 Inferred Resource

●	21.30 metres of 4.14% CuEq or 2.01% NiEq (1.36% Cu, 1.34% Ni, 0.07% Co)

●	incl. 13.80 metres of 4.40% CuEq or 2.14% NiEq (1.42% Cu, 1.48% Ni, 0.07% Co)

●	SNUG-24-144: Intersected N2 mineralization outside the NI 43-101 Inferred Resource. Assays pending.

Keith Morrison, CEO of PNRL, commented: “The ongoing drilling at Selebi North targets mineralization both inside and outside the deposit geometry defined in the NI 43-101 MRE technical report effective June 30, 2024. The results of these four holes are the first reporting of results that are significantly outside the MRE deposit boundaries. SNUG-24-096-W1 successfully intercepted massive sulphide mineralization 100 metres below the lower extents of the current MRE volume. This reinforces the open down plunge nature of the Selebi North deposit, and the effectiveness of borehole electromagnetics to image massive sulphide mineralization. Substantial exploration potential remains at Selebi, and we are optimistic these results will compliment a future updated economic technical report.”

Assay results are provided below in Table 1 for SNUG-24-096-W1, SNUG-24-102 and SNUG-24-114, hole collar details are provided in Table 2. Assay results have been previously reported for the upper portion of SNUG-24-102 (see news release dated June 26, 2024). Upon the discovery of a second mineralized interval in drill hole SNUG-24-114 a decision was made to extend the previously drilled hole SNUG-24-102 and the assays reported herein are from the extension of that hole.

True thickness of mineralization was estimated using the wireframe as part of the MRE (see news release August 8, 2024). For intervals outside the MRE in the N2 Limb, true thickness is not yet determined, and more work is required to confirm the geometry of the new mineralization. Figures 1 and 2 show the location of the holes relative to the MRE and underground infrastructure.

Table 1: Assay Results Selebi North Deposit

Hole-ID	From (m)	To (m)	[1]Length (m)	[2]Est. True Thickness (m)	Cu (%)	Ni (%)	3Co (%)	Limb	4CuEq (%)	5NiEq (%)
SNUG-24-096-W1	684.60	697.50	12.90	11.5	1.54	0.95	0.05	South	4.12	2.00
SNUG-24-096-W1	737.00	741.20	4.20	3.0	0.42	0.23	0.01	South	1.10	0.53
SNUG-24-096-W1	762.50	787.00	24.50	Unknown	0.72	0.67	0.04	N2	2.17	1.05
incl	765.55	780.75	15.20	Unknown	0.63	0.87	0.05	N2	2.17	1.05
SNUG-24-096-W1	777.25	780.75	3.50	Unknown	1.56	1.87	0.10	N2	5.09	2.47
SNUG-24-102 extension	510.10	527.10	17.00	Unknown	0.67	0.64	0.03	N2	2.02	0.98
incl	512.20	515.00	2.80	Unknown	0.68	0.65	0.04	N2	2.05	0.99
and	519.00	527.10	8.10	Unknown	0.78	0.82	0.04	N2	2.42	1.17
SNUG-24-114	283.60	304.90	21.30	17.9	1.36	1.34	0.07	South	4.14	2.01
incl	283.60	297.40	13.80	11.1	1.42	1.48	0.07	South	4.40	2.14
SNUG-24-114	316.15	317.85	1.70	1.3	0.57	0.88	0.04	South	2.06	1.00
SNUG-24-114	461.85	468.75	6.90	Unknown	0.90	0.71	0.03	N2	2.56	1.24
incl	464.65	468.75	4.10	Unknown	1.16	1.01	0.04	N2	3.41	1.66
SNUG-24-114	486.95	499.30	12.35	Unknown	1.02	0.87	0.04	N2	2.96	1.44
incl	486.95	496.00	9.05	Unknown	1.22	0.95	0.04	N2	3.46	1.68
SNUG-24-114	513.50	518.10	4.60	Unknown	0.53	0.41	0.02	N2	1.51	0.73

1 Length refers to drillhole length.
2 True thickness is estimated using the MRE wireframe where available.
3 Co is not included in the MRE as cobalt analyses are not consistently available throughout the deposit.
4 CuEq was calculated using the formula CuEq=Cu+2.06*Ni assuming long-term prices of US$10.50/lb Ni and US$4.75/lb Cu nickel and copper recoveries of 72.0% and 92.4% respectively, derived from metallurgical studies which consider a conceptual bulk concentrate scenario.
5 NiEq was calculated using the formula NiEq=Ni+0.485*Cu

Table 2: Drill Collar Information Selebi North Deposit

HOLE ID	Mine East	Mine North	Elevation	Dip	Mine Azimuth	Hole Length	Comment
SNUG-24-096-W1	35377.7	84423.1	81.35	-60.8	175.7	851.2	Rig #3 810mL
SNUG-24-102	35322.6	84605.8	82.32	-59.4	236.0	566.4	Rig #1 810mL
SNUG-24-114	35321.4	84606.1	82.36	-56.1	249.2	602.4	Rig #1 810mL
SNUG-24-144	35322.9	84604.9	82.32	-60.4	217.2	653.3	Rig #1 810mL

Drilling and BHEM Continues

As of October 22, 2024, a total of 58,999 metres in one hundred and fifty (150) drillholes have been drilled from eight underground drill bays with three of those drillholes currently in-progress. Additional drilling, totaling 29,015 meters across 65 completed holes, with 3 more in progress, are not included in the MRE. This new drilling is a combination of infill and exploration drilling to follow the extension of the mineralization down dip and down plunge.

New assay results not captured in the MRE will be published as they are received and verified by the Company. Due to the extensive drilling that has intersected mineralization, the Company has released assay results only for the most significant intercepts. The results of these new drill holes will be included in a future mineral resource update, with the goal of both expansion and reclassification of the MRE. It is PNRL’s ambition that these pending results combined with future drilling would support the progression towards a Pre-feasibility Study.

Quality Control

The underground drilling program is being carried out through an agreement with Forage Fusion Drilling Ltd. of Hawkesbury, Ontario, Canada, who have provided three Zinex U-5 drills for purchase and training of local operators. Drill core samples are BQTK (40.7 mm diameter). All samples are ½ core cut by a diamond saw on site. Half of the core is retained for reference purposes. Samples are generally 1.0 to 1.5 metre intervals or less at the discretion of the site geologists. Sample preparation and lab analysis was completed at ALS Chemex in Johannesburg, South Africa. Commercially prepared blank samples and certified Cu/Ni sulphide analytical control standards with a range of grades are inserted in every batch of 20 samples or a minimum of one set per sample batch. Analyses for Ni, Cu and Co are completed using a peroxide fusion preparation and ICP-AES finish (ME-ICP81).

Holes are numbered as follows: SNUG (Selebi North Underground) + year + hole number starting at 013.

BHEM Surveys

The BHEM surveys at Selebi utilize the Crone PEM system operated by local Batswana staff. Survey data is collected using a 3-component fluxgate probe collecting full waveform data. Surveys have been collected using timebases between 50 and 1000ms (0.25 Hz to 5 Hz). The data has been processed to a calculated residual step response to better quantify the conductive sources. This added processing has proven to be invaluable because of the size of the highly conductive mineralized system.

Qualified Person

The scientific and technical content of this news release has been reviewed and approved by Sharon Taylor, Vice President Exploration of the Company, who is a “qualified person” for the purposes of National Instrument 43-101.

Technical Report

The MRE on the Selebi Mine is supported by the Technical Report. Reference should be made to the full text of the Technical Report for the assumptions, qualifications and limitations set forth therein, a copy of which is available on SEDAR+ (www.sedarplus.com) under PNRL’s issuer profile.

About Premium Nickel Resources Ltd.

PNRL is a mineral exploration and development company that is focused on the redevelopment of the previously producing nickel, copper and cobalt resources mines owned by the Company in the Republic of Botswana.

PNRL is committed to governance through transparent accountability and open communication within our team and our stakeholders. Our skilled team has worked over 100 projects collectively, accumulating over 400 years of resource discoveries, mine development and mine re-engineering experience on projects like the Company’s Selebi and Selkirk mines. PNRL’s senior team members have on average more than 20 years of experience in every single aspect of mine discovery and development, from geology to operations.

ON BEHALF OF THE BOARD OF DIRECTORS

Keith Morrison
Director and Chief Executive Officer
Premium Nickel Resources Ltd.

For further information about Premium Nickel Resources Ltd., please contact:

Jaclyn Ruptash
Vice President, Communications and Government and Investor Relations
+1 (604) 770-4334

Cautionary Note Regarding Forward-Looking Statements:

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward looking information includes, but is not limited to: the response to the MRE in Botswana; the support for the redevelopment of the Selebi Mine from the National Government and local stakeholders; drilling at Selebi North; the ability to upgrade the inferred mineral resources on Selebi North; possible expansion potential down-dip and down-plunge of the existing MRE; the publication by the Company of a potential updated MRE or future PFS; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mine as currently contemplated; the ability of exploration activities (including drill results) to accurately predict mineralization; management’s belief that the Selebi and Selebi North deposits may be connected at depth; the timing and ability of the Company to publish a prefeasibility study (by H1 2025 or at all); any discrepancies between the MRE technical report and the scientific and technical information in this news release; the timing to release of the remaining assay results; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mine as currently contemplated; the ability of the Company to define additional or upgrade existing mineral resource estimates on the Selebi Mine in accordance with NI 43-101; the productivity rates for underground drilling at Selebi North; drilling results confirming the legacy fold pattern continues at depth; the effective targeting activities proposed by the Company; the ability to identify additional mineralization down plunge of existing workings and the ability of such findings to be used to complete a MRE and/or to support further economic studies; the ability and timing of advancing the underground drilling program at Selebi North as contemplated (if at all); the ability to expand the resource potential at the Selebi Mine; the results of the drill program on Selebi North and the timing and disclosures of the Company regarding same; the relationships between, and continuity of, the various deposits (if any); the benefits of the Company’s approach to exploration; management’s belief that the Historic Resource could be indicative of the presence of mineralization on the deposits; and the anticipated benefits of the Company’s approach to the resource development plan. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of metallurgical test results; the ability of exploration results to predict mineralization, prefeasibility or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public disclosure record on SEDAR+ (www.sedarplus.com) under PNRL’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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Figure 1: Selebi North Location of Reported Drill Holes with 2024 Mineral Resource Estimate